Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of magicJack Vocaltec Ltd., an Israel corporation, do hereby constitute and appoint Gerald Vento, Jose Gordo, and Michael Kardash, and each and any of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this registration statement, or any registration statement for this offering under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

SIGNATURE	TITLE:	DATE

/s/ Gerald Vento	Chief Executive Officer	September 4, 2013
Gerald Vento	(Principal Executive Officer)

Chief Financial Officer (Principal Financial and Accounting Officer)
Jose Gordo

/s/ Donald A. Burns	Director	August 12, 2013
Donald A. Burns

/s/ Yuen Wah Sing	Director	August 9, 2013
Dr. Yuen Wah Sing

/s/ Tal Yaron-Eldar	Director	August 29, 2013
Tal Yaron-Eldar
/s/ Yoseph Dauber	Director	August 29, 2013
Yoseph Dauber
/s/ Richard Harris	Director	August 9, 2013
Richard Harris